Exhibit 99.1

FOR IMMEDIATE RELEASE

IGNACIO “NACHO” FIGUERAS APPOINTED TO FUBOTV’S

BOARD OF DIRECTORS

NEW YORK – AUGUST 10, 2020 – FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FUBO) announced today it has appointed renowned polo player, entrepreneur and investor Ignacio “Nacho” Figueras to fuboTV’s board of directors effective immediately.

“Nacho does it all - he’s revered in the sports and entertainment worlds as an international athlete, entrepreneur, investor and philanthropist. I’m looking forward to the unique perspective Nacho will bring to fuboTV,” said David Gandler, co-founder and CEO, fuboTV.

Commented Figueras: “I’m excited to join fuboTV’s board. As someone who travels around the globe constantly and follows sports and entertainment, I was always impressed by this company being at the forefront of streaming and helping me feel connected to the things I watch. I can’t wait to be a part of the evolution of fuboTV.”

Figueras is currently the captain and co-owner of the Black Watch polo team, which has won the Bridgehampton Mercedes Polo Challenge and the Hall of Fame Cup. He also owns Cria Yata, a globally successful polo horse breeding operation based in Argentina.

In addition to his award-winning polo career, Figueras is an entrepreneur, investor, spokesperson, television personality and philanthropist. His first luxury fragrance line, The Ignacio Figueras Collection, developed in collaboration with International Flavors & Fragrances, will expand to stores internationally in 2020. A portion of the collection’s sales support the charity Sentebale, of which Figueras has been an ambassador since 2006. Founded by Prince Harry, Duke of Sussex, Sentebale supports the mental health and wellbeing of children and young people affected by HIV in Lesotho and Botswana.

In 2013, Figueras and Estudio Ramos co-founded the Figueras Design Group (FDG), a global design consultancy headquartered in Buenos Aires with offices in New York and Chicago.

Figueras is also an investor and a member of the board of directors and advisors at Flow Water, the fastest growing premium wellness water brand in North America. He is also an advisory board member for Saudi Arabia’s Giga Project Amaala.

Figueras is recognized around the globe for his nearly two decade association as a spokesperson with Ralph Lauren and Ralph Lauren fragrances.

About fuboTV

fuboTV (OTCQB: FUBO) is the leading sports-first live TV streaming platform offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. fuboTV’s base package, fubo Standard, features a broad mix of 100+ channels, including 43 of the top 50 Nielsen-ranked networks across sports, news and entertainment (Primetime A18-49).

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network featuring sports stories on and off the field, launched in 2019.

Named to Forbes’ Next Billion Dollar Startup list in 2019, fuboTV merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of fuboTV and on information currently available to fuboTV. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. These statements may include, but are not limited to, statements regarding future events or future financial and operating performance and fuboTV’s plans for, and the anticipated benefits of, new strategic partnerships and fuboTV’s plans and timing regarding uplisting to a national stock exchange. Although fuboTV believes the expectations reflected in such forward-looking statements are reasonable, fuboTV can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause fuboTV’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, fuboTV does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause fuboTV’s actual results to differ materially are detailed from time to time in the reports fuboTV files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from fuboTV without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

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fuboTV Investor and Media Contacts

Media Contacts:
Jennifer L. Press	Katie Minogue
jpress@fubo.tv	kminogue@fubo.tv

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv